                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Chittenden Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                Notice of 1998

                                Annual Meeting

                                      and

                                Proxy Statement

                            YOUR VOTE IS IMPORTANT

EVERY STOCKHOLDER SHOULD COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY IN THE ENVELOPE FURNISHED FOR THIS PURPOSE. IT IS NECESSARY THAT ENOUGH SHARES BE REPRESENTED BY PROXY TO CONSTITUTE, WITH THE SHARES PRESENT IN PERSON, A LEGAL QUORUM (A MAJORITY OF THE ISSUED AND OUTSTANDING STOCK) SO THAT A MEETING CAN BE HELD.




                                    [LOGO]
                                  CHITTENDEN
                                  CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of Chittenden Corporation will be held on April 15, 1998 at 4:00 p.m. in the Adirondack Ballroom (A & B) at the Radisson Hotel Burlington, located at 60 Battery Street, Burlington, Vermont. The annual meeting is for the purpose of considering and acting upon:

 1. The election of Directors as provided by the By-Laws.

 2. Ratification of the 1998 Directors' Omnibus Long-Term Incentive Plan.

 3. Any other business which may properly come before the meeting or any adjournment thereof.

By order of the Board of Directors.

F. Sheldon Prentice
Secretary

March 13, 1998

CHITTENDEN CORPORATION

Two Burlington Square
Burlington, Vermont 05401
March 13, 1998

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
APRIL 15, 1998

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is furnished to the Stockholders of CHITTENDEN CORPORA-TION (the "Corporation"), a corporation organized under the laws of the State of Vermont, in connection with the annual meeting of the Stockholders of the Corporation to be held on Wednesday, April 15, 1998, at 4:00 p.m., in the Adi-rondack Ballroom (A & B) in the Radisson Hotel Burlington, located at 60 Bat-tery Street, Burlington, Vermont.

 A proxy card is furnished by the Corporation. This proxy is being solicited by the Board of Directors of the Corporation for use at the April 15, 1998 an-nual meeting of its Stockholders and at any adjournment thereof. A proxy duly executed and returned by a Stockholder will be voted as directed by the proxy, and, if no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors contained herein. As to other mat-ters, if any, to be voted upon, the persons named in the proxy will take such action as the Board of Directors may deem advisable.

 A Stockholder who signs and returns a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing or by attending the meeting and voting in person.

 This Proxy Statement, the Corporation's Summary Annual Report and its Form 10-K, will be mailed on or about March 13, 1998 to Stockholders of record on February 27, 1998. The Annual Report and Form 10-K are not to be regarded as proxy soliciting material.

 All expenses of the solicitation of proxies are being borne by the Corpora-tion. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit prox-ies by telephone, telegraph and in person and arrange for nominees, custodians and fiduciaries to forward proxies and proxy material to their principals at the expense of the Corporation. The Corporation also has retained Kissel-Blake Inc. to assist with the solicitation of proxies for a fee of $5,000 plus reim-bursement of out-of-pocket expenses.

VOTING SECURITIES

The Board of Directors of the Corporation has fixed the close of business on February 27, 1998 as the record date for the determination of Stockholders en-titled to notice of and to vote at the annual meeting. Each share of common stock will be entitled to one vote. There are no rights of appraisal or simi-lar rights of dissenters with respect to any matter to be acted upon.

 As of January 30, 1998 there were 14,420,770 shares of common stock outstand-ing and entitled to vote. Security ownership of the Corporation's Directors and Executive Officers is provided below in tabular form.

(1) TITLE        (2) NAME OF            (3) AMOUNT AND NATURE OF       (4) PERCENT
OF CLASS         BENEFICIAL OWNER       BENEFICIAL OWNERSHIP           OF CLASS
----------------------------------------------------------------------------------
                 Bertrand,
Common Stock     Frederic H.             6,109 Direct                      .042
----------------------------------------------------------------------------------
                 Boardman, David
Common Stock     M.                     32,536 Direct                      .224
----------------------------------------------------------------------------------
Common Stock     Carrara, Paul J.        4,690 Direct                      .033
----------------------------------------------------------------------------------
                 Driscoll,
Common Stock     Richard D.                125 Direct                      .001
----------------------------------------------------------------------------------
Common Stock     Hutton, Lyn               338 Direct                      .002
----------------------------------------------------------------------------------
                 Kolvoord, Philip
Common Stock     A.                      4,151 Direct
                                         1,636 Indirect (Spouse)           .040
----------------------------------------------------------------------------------
                 Perrault, Paul
Common Stock     A.                     11,123 Direct
                                        42,911 Indirect (Spouse)           .375
----------------------------------------------------------------------------------
                 Pizzagalli,
Common Stock     James C.               80,628 Direct
                                           571 Indirect (Son)
                                        (Beneficial ownership of
                                        these shares is dis-
                                        claimed). 148,925 held
                                        by Pizzagalli Brothers
                                        Company, an entity con-
                                        trolled by James
                                        Pizzagalli. 6,330 held
                                        by Pizzagalli Construc-
                                        tion, an entity con-
                                        trolled by James
                                        Pizzagalli                        1.640
----------------------------------------------------------------------------------
Common Stock     Spera, Pall D.         25,269 Direct                      .175
----------------------------------------------------------------------------------
                 Wilson, Martel
Common Stock     D., Jr.                15,717 Direct
                                         2,853 Direct (Self Di-
                                        rected IRA)
                                         1,781 Indirect (Self
                                        Directed
                                               IRA Spouse)                 .141
----------------------------------------------------------------------------------
                 DeShaw, Lawrence
Common Stock     W.                     20,734 Direct                      .144
----------------------------------------------------------------------------------
Common Stock     Kelly, John W.         10,665 Direct                      .074
----------------------------------------------------------------------------------
                 O'Brien, Danny
Common Stock     H.                     12,553 Direct                      .087
----------------------------------------------------------------------------------
Common Stock     Walters, Kirk W.        6,275 Direct                      .044
----------------------------------------------------------------------------------
Common Stock     Others Officers
                 of the
                 Corporation            61,484 Direct                      .426

NOTES REGARDING DIRECTORS' STOCK OWNERSHIP

Beneficial ownership is determined in accordance with Rule 13(d)(3) under the Securities Exchange Act of 1934. Unless otherwise indicated, the listed per-sons have sole voting power and sole investment power with respect to the shares of common stock set forth.

 No one is the beneficial owner of more than five percent of any class of the Corporation's voting securities, except Estabrook Capital Management and John
G. Ogilvie. This information was supplied to the Corporation on Schedule 13G pursuant to the Securities Exchange Act of 1934.

                                           (3) AMOUNT AND
(1) TITLE OF  (2) NAME AND ADDRESS OF      NATURE OF            (4) PERCENT
CLASS         BENEFICIAL OWNER             BENEFICIAL OWNERSHIP OF CLASS
---------------------------------------------------------------------------
Common Stock  Estabrook Capital Management       873,486           6.06%
              430 Park Avenue, Suite 1800
              New York, New York 10022
              John G. Ogilvie                    747,506           5.18%
              1075 Park Avenue
              New York, New York 10028

 The Corporation's principal subsidiary, Chittenden Trust Company (the "Bank"), held in a fiduciary or representative capacity, in the aggregate, ap-proximately 953,424 shares, or 6.6 percent, of the outstanding shares of com-mon stock of the Corporation as of December 31, 1997. The Corporation and the Bank disclaim beneficial ownership of these shares.

ELECTION OF DIRECTORS OF CHITTENDEN CORPORATION

(Item 1 on Proxy Card)

CLASSIFIED BOARD OF DIRECTORS
The number of Directors, which is presently set at ten, is established period-ically by the Board. All Directors are elected for staggered three-year terms so that approximately one third of the Directors are elected at each annual meeting. At the annual meeting four Directors will stand for election to serve for a term of three years.

 It is the intention of the persons named in the proxy to vote for the nomi-nees named for the terms indicated.

 Election of Directors requires a majority vote. The four nominees for Direc-tors and the six continuing Directors are listed on the following pages with brief statements of their principal occupations and other information. All of the nominees are serving currently on the Board of Directors of the Corpora-tion.

DIRECTOR NOMINEES

THE FOLLOWING PERSONS HAVE BEEN NOMINATED TO SERVE AS DIRECTORS FOR TERMS TO EXPIRE IN 2001.

FREDERIC H. BERTRAND                                        DIRECTOR SINCE 1989

Mr. Bertrand, 61, is Chairman of Central Vermont Public Service Corporation, Chairman of Catamount Energy Corporation, and is Past Chairman of the Board and Chief Executive Officer of National Life Insurance Company. He is a gradu-ate of Norwich University and the College of William and Mary Law School. Mr. Bertrand is a Past Chairman of the American Council of Life Insurance, and of the Vermont Business Roundtable. Mr. Bertrand is a Director of Union Mutual Fire Insurance Company, Vermont Electric Power Company, New England Guaranty Insurance Company, and Central Vermont Economic Development Corporation. Mr. Bertrand chairs the Corporation's Audit Committee.

SHARES OWNED: 6,109
PERCENT: .042

DAVID M. BOARDMAN                                           DIRECTOR SINCE 1978

Mr. Boardman, 63, is Senior Vice President of Hickok and Boardman, Inc., Pres-ident of Associates in Financial Planning Inc., and Coldwell Banker Hickok & Boardman, Inc., affiliates of Hickok and Boardman Financial Services, with which he has been associated since 1956. He has also been a representative of National Life Insurance Company since 1956. He is a Chartered Life Underwrit-er, a Life and Qualifying Member of the Million Dollar Round Table and a Cer-tified Financial Planner. He is a Past Trustee of Vermont Catholic Charities, past Chairman of the Burlington City Retirement Board and a member of The Bur-lington Boys and Girls Club Development Steering Committee. He is past Chair-man of the Board of Champlain College, where he has been a Trustee since 1974. He is a member of the American Society of Chartered Life Underwriters, the In-stitute of Certified Financial Planners and the Association of Advanced Life Underwriters.

SHARES OWNED: 32,536
PERCENT: .224

PALL D. SPERA                                               DIRECTOR SINCE 1985

Mr. Spera, 53, is the owner of Pall Spera Company, Realtors and Pall Spera Company, Investment Securities of Stowe. He is a Director and past President of the Vermont Association of Realtors who named him Realtor of the Year in 1980, and is a Director of the National Association of Realtors. Mr. Spera is a Trustee of Vermont Catholic Charities and a Director of the Lake Mansfield Trout Club. He is also a Trustee of Copley Hospital. Mr. Spera became an In-corporator and a charter Director of Mountain Trust Company in 1977, was elected Vice Chairman in 1978, served as Acting President in 1980-1981, and was Acting Chairman of the Board prior to the merger of Mountain Trust Company with Chittenden Trust Company.

SHARES OWNED: 25,269
PERCENT: .175

MARTEL D. WILSON, JR.                                       DIRECTOR SINCE 1983

Mr. Wilson, 61, is the former Vice President, Chief Financial Officer and Di-rector of S-K-I Ltd. He graduated from the University of Colorado and received an M.B.A. from Cornell University. Mr. Wilson is a Director and Chairman of the Board of Building Material Distributors, Inc. of Stockton, California, a building material wholesaler in California and Nevada. He is a past President and Director of the Rutland Region Chamber of Commerce, a past Trustee of the College of St. Joseph the Provider, a past President and Director of the Rut-land Regional Medical Center, and a member of the Investment Committee and past Chairman of the Board of Trustees of Comprehensive Health Resources, a health care holding company.

SHARES OWNED: 20,351
PERCENT: .141

CONTINUING DIRECTORS

PAUL J. CARRARA                                             DIRECTOR SINCE 1982
TERM EXPIRES 1999

Mr. Carrara, 61, is President of J. P. Carrara & Sons, Inc., a ready-mixed and precast concrete supplier located in Middlebury, Vermont. He is also President of Otter Valley Equipment, Inc., an equipment leasing firm in Rutland.

SHARES OWNED: 4,690
PERCENT: .033

RICHARD D. DRISCOLL                                         DIRECTOR SINCE 1997
TERM EXPIRES 2000

Mr. Driscoll, 67, is the immediate past President and C.E.O. of the Massachu-setts Bankers Association since 1990. From 1957 to 1990, Mr. Driscoll was em-ployed by the Bank of New England, N.A., in Boston, Massachusetts in many ca-pacities, culminating in the position of Chairman and C.E.O. where he was re-sponsible for all activities of the Boston Bank and affiliate banks in eastern New England, including affiliates in Maine and Rhode Island, representing ap-proximately $20 billion in assets. Mr. Driscoll is a graduate of Boston Col-lege and holds an MBA from Harvard Business School. Mr. Driscoll serves on the Board of Atlantic Data Services, Inc., Charlesbank Homes, Child Care Invest-ment Fund, Greater Boston YMCA, the Massachusetts Business Development Corp., and Morgan Memorial, Goodwill Industries.

SHARES OWNED: 125
PERCENT: .001

LYN HUTTON                                                  DIRECTOR SINCE 1995
TERM EXPIRES 2000

Ms. Hutton, 48, has served as Vice President and Treasurer of Dartmouth Col-lege since 1990. From 1982 to 1990 she was associated with the University of Southern California, first as Treasurer and then as Senior Vice President for Finance and Administration. In 1994, the National Association for College and University Business Officers awarded Ms. Hutton the Rodney Adams prize in rec-ognition of her contributions to professional development and research activi-ties in the field of college and university endowment and investment manage-ment. Both a Certified Public Accountant and a Chartered Financial Analyst, Ms. Hutton serves on the Board of Trustees of Endowment Advisors Inc., of En-dowment Realty Inc., the University Corporation for Atmospheric Research, and Montshire Museum of Science. She has previously served on the Board of Direc-tors of First Interstate Bank of California.

SHARES OWNED: 338
PERCENT: .002

JAMES C. PIZZAGALLI                                         DIRECTOR SINCE 1980
TERM EXPIRES 1999

Mr. Pizzagalli, 53, is Chairman and Chief Executive Officer of Pizzagalli Con-struction Company. He joined the company in 1969 after graduating from the University of Vermont and Boston University Law School. He is a Director of the Associated General Contractors of America and of the AGC Education and Re-search Foundation. Mr. Pizzagalli chairs the Corporation's Executive Commit-tee.

SHARES OWNED: 80,628
PERCENT: .559

PHILIP A. KOLVOORD                                          DIRECTOR SINCE 1977
TERM EXPIRES 1999

Mr. Kolvoord 65, is of counsel in the law firm of Kolvoord, Overton & Wilson in Essex Junction, Vermont. He received his law degree from the University of Virginia and commenced his law practice in Vermont in 1958. Mr. Kolvoord is a member of the Discovery Museum Board of Directors and Lake Champlain Aquarium Board of Directors. He is a former President of the Vermont Trial Lawyers As-sociation and the Chittenden Country Bar Association. He is a past Chairman of the Judicial Nominating Board and the Professional Conduct Board. Mr. Kolvoord is also Past President of The Discovery Museum for Children in Essex Junction, Vermont. Mr. Kolvoord and other members of his firm are retained from time to time for legal services by the Essex Junction office of the Bank.

SHARES OWNED: 5,787
PERCENT: .040

PAUL A. PERRAULT                                            DIRECTOR SINCE 1990
TERM EXPIRES 2000

Mr. Perrault, 46, is President and Chief Executive Officer of Chittenden Cor-poration and Chittenden Bank. Mr. Perrault joined the Corporation in 1990. Prior to joining Chittenden, he was President of Bank of New England-Old Colo-ny, Providence, Rhode Island. Before becoming President, Mr. Perrault was Ex-ecutive Vice President and Senior Loan Officer at Bank of New England-Old Col-ony. Prior to that, he served in a variety of commercial banking positions in Rhode Island and Boston. He is a 1973 graduate of Babson College and received his M.B.A. from Boston College School of Management in 1975. He is a Director of Lake Champlain Regional Chamber of Commerce, Director of the Greater Bur-lington Industrial Corporation, member of the Advisory Board of Fleming Museum and a Trustee of Champlain College.

SHARES OWNED: 54,034
PERCENT: .375

MEETINGS OF THE BOARD OF DIRECTORS AND ITS AUDIT AND EXECUTIVE COMMITTEES

The Board of Directors of the Corporation and the Bank held fourteen meetings during the calendar year 1997. No Director attended fewer than seventy-five percent of the aggregate of the meetings of the Board and the total number of meetings held by committees of the Board on which they served during 1997.*

AUDIT COMMITTEE

The Corporation has a standing Audit Committee comprised of Messrs. Bertrand (Chair), Boardman, Wilson and Ms. Hutton. The Committee held three meetings during 1997 jointly with the internal auditor, including two meetings with the independent public accountants of the Corporation and its subsidiaries.

* Mr. Wilson was granted an unpaid sabbatical during 1997 and his absence was not counted.

 The Audit Committee is charged with determining the adequacy of controls and with monitoring the reliability of financial information by consultation with the independent public accountants and the internal auditors.

EXECUTIVE COMMITTEE

The Corporation has a standing Executive Committee comprised of Messrs. Perrault, ex officio, Pizzagalli (Chair), Spera and Wilson. The Committee held ten meetings during 1997.

 The Executive Committee is responsible for strategic planning, officer and non-officer compensation and Directors' succession, among other duties. In this connection, the Executive Committee considers and recommends nominees for election to the Board as vacancies occur. Stockholders may make suggestions for nominees by submitting the nominee's name to the Committee in writing.

REMUNERATION OF DIRECTORS AND OFFICERS

The Corporation does not presently remunerate its officers, nor does it pro-vide retirement benefits. The Corporation compensates its Directors, other than Mr. Perrault, in quarterly retainer fees of $500 of which 50% is paid in the form of Corporation stock.

 All of the officers of the Corporation serve and are remunerated as officers of the Bank. Directors of the Bank, other than Mr. Perrault, are paid an an-nual retainer of $3,000 without regard to attendance, $1,000 per meeting at-tended for monthly meetings, and $500 per telephone conference meeting of the Board. Fifty percent of retainers and fees is paid in the form of Corporation stock.

 Directors serving on the Bank's Audit and Executive Committees receive a meeting fee of $500 per meeting attended and $250 per telephone conference meetings, 50% of which is paid in the form of Corporation stock.

 The Chair of the Board of the Bank receives an annual retainer of $5,000. The Chair of the Executive Committee receives an annual retainer of $3,000 and the Chair of the Audit Committee receives an annual retainer of $1,000. Fifty per-cent of retainers is paid in the form of Corporation stock.

 The payment of Directors' fees by the Corporation and the Bank may be de-ferred by a Director pursuant to a Director's Deferred Compensation Plan, adopted April, 1972, and amended January 1, 1992.

REPORT OF THE COMMITTEE RESPONSIBLE FOR COMPENSATION

The Executive Committee of the Board of Directors continues to have primary responsibility for the administration of executive compensation. All recommen-dations receive final approval of the full Board. During 1997, Executive Com-mittee members were: Messrs. Pizzagalli (Chair), Perrault, ex officio, and Spera, and Mrs. Snelling.

 There were no significant changes made to the Bank's compensation philosophy or programs during 1997. Base salaries and salary ranges were once again re-viewed against local and regional survey information and all incentive pro-grams remained unchanged. Structured incentive programs exist on many levels throughout the Bank including the Executive Management Incentive Compensation Plan (EMICP), the Incentive Compensation Program (ICP) and several department- and division-specific incentive programs. Performance targets for the EMICP were set in January of 1997 and were based on specific earnings and return ra-tios. Individual awards were made in early 1998 based upon attainment of these goals combined with individual executive performance.

 Executive compensation levels were again targeted against the peer group used in the independent review conducted in 1995. Base salaries were measured against the first quartile of the peer group with total executive compensation scheduled to fall in the third quartile of the group. Based upon this review, some minor adjustments to base salary were made at the executive level in Jan-uary 1997.

 Pursuant to an agreement initiated in 1996, Mr. Perrault's annual base salary was increased on April 1, 1997 to $300,000. Mr. Perrault's 1997 EMICP payment of $201,842, which was based upon 1997 performance, is comprised of 50% of his 1997 award and 25%, 15% and 10% of 1996, 1995, and 1994 awards, or $124,500,
$40,625, $21,771, and $14,946, respectively.

 Additionally, in compliance with the agreement established in 1996, the Cor-poration granted a supplemental cash award to Mr. Perrault based upon the Cor-poration's achieving at least 10% growth in earnings per share (EPS) and a re-turn on equity (ROE) in excess of 15 percent. In 1997, the Corporation's di-luted EPS was $1.94, an increase in EPS of 13% over 1996. This growth in EPS, coupled with the Corporation's ROE of 17.55%, resulted in an award of $203,649 to Mr. Perrault.

 In addition to the supplemental executive retirement plan (SERP) which was established for all members of the executive management group of the Corpora-tion in January 1996, Mr. Perrault continues to be eligible to be covered by a separate agreement. Under this agreement an additional award can be granted based upon the current year's results. In 1997, with a reported ROE of 17.55%, the sum of $163,254 was accrued for Mr. Perrault under the SERP and his sepa-rate agreement.

                          SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Offi-cer of the Corporation and the four highest paid Executive Officers of the Corporation whose salary and bonus earned in 1997 exceeded $100,000.

Annual Compensation                                        Awards                Payouts
---------------------------------------------------------- --------------------- -----------------------
(a)                 (b)  (c)         (d)      (e)          (f)        (g)        (h)        (i)
                                                                      Securities Incentive  Long-Term
Name and                                      Other        Restricted Underlying Plan(LTIP) All Other
Principal                                     Annual       Stock      Options    Payouts    Compensation
Position            Year Salary      Bonus/2/ Compensation Awards/3/  (#)/4/     ($)/5/     ($)/6/
------------------  ---- --------    -------- ------------ ---------- ---------- ---------- ------------
Paul A. Perrault    1997 $282,692    $328,149     -0-         -0-        -0-      $77,343     $149,012
President/CEO       1996 $237,884    $127,166     -0-         -0-      187,500    $74,410     $114,961
                    1995 $211,615    $183,760     -0-         -0-        -0-      $54,593     $149,785
Lawrence W. DeShaw  1997 $149,961    $ 56,250     -0-         -0-        -0-      $43,261     $  6,969
Executive Vice      1996 $144,230    $ 47,125     -0-         -0-        -0-      $39,228     $  5,313
President           1995 $125,000    $ 57,500     -0-         -0-       29,300    $25,175     $ 24,579
John W. Kelly       1997 $149,769    $ 56,250     -0-         -0-        -0-      $42,956     $  8,246
Executive Vice      1996 $143,384    $ 47,125     -0-         -0-        -0-      $37,647     $  5,299
President           1995 $124,230    $ 57,500     -0-         -0-       29,300    $23,362     $ 24,325
Kirk W. Walters     1997 $149,769    $ 56,250     -0-         -0-        -0-        -0-         -0-
Executive Vice      1996 $  2,230/1/   N/A        N/A         -0-       15,000      -0-         -0-
President           1995   N/A         N/A        N/A         N/A        N/A        N/A         N/A
Danny H. O'Brien    1997 $125,000    $ 46,875     -0-         -0-        -0-      $38,021     $  6,173
Executive Vice      1996 $124,192    $ 40,625     -0-         -0-        -0-      $33,782     $  5,861
President           1995 $114,230    $ 49,500     -0-         -0-       29,300    $19,650     $ 21,544

                    SUMMARY COMPENSATION TABLE - FOOTNOTES

(1) Mr. Walters joined the Corporation on December 10, 1996, and his 1996 an-nual salary was $145,000.
(2) Totals in this column are comprised of 50% of the EMICP that was earned in the year shown. Additionally, based on a 1997 return on equity (ROE) of 17.55% and a diluted earnings per share (EPS) of $1.94, Mr. Perrault was paid a bonus of $203,649 or 5% of earnings in excess of a 15% ROE. Mr. Perrault received $45,916 under a similar formula in 1996, and $120,000 under a different arrangement in 1995.
(3) At fiscal year-end 1997, Mr. DeShaw had 1,954 shares valued at $68,390. Dividends are payable during the restriction period.
(4) The options for Mr. Perrault vest in three equal installments of 62,500 shares on 6/1/97, 6/1/98 and 6/1/99. The options for Mr. Walters vested in two equal installments of 7,500 shares on 12/10/97 and 12/10/98, respec-tively. Options granted to Messrs. DeShaw, Kelly, and O'Brien vested in four equal installments on 4/3/95, 1/1/96, 1/1/97, and 1/1/98.
(5) The 1997 Long-Term Incentive Plan (LTIP) payout from the EMICP reflects 25% of the 1996 award that was earned in 1997, 15% of the 1995 award that was earned in 1997 and 10% of the 1994 award that was earned in 1997. The 1996 LTIP payout from the EMICP reflects 25% of the 1995 award that was earned in 1996, 15% of the 1994 award that was earned in 1996 and 10% of the 1993 award that was earned in 1996. The 1995 LTIP payout from the EMICP reflects 25% of the 1994 award that was earned in 1995, 15% of the 1993 award that was earned in 1995 and 10% of the 1992 award that was earned in 1995.
(6) Totals in this column are comprised of: (1) a 401(k) Corporation match of 35% and an additional profit-sharing match of 30% shown as one total; (2) the parallel match made under the Savings Plan Restoration portion of the Supplemental Executive Retirement Plan established in January 1997 for Mssrs. Perrault, DeShaw, and Kelly, and; (3) that piece of Mr. Perrault's supplemental executive retirement plan (SERP) benefit which may be granted based on the Corporation's annual results as measured by ROE. Benefits that accrue under this arrangement are payable contingent upon Mr. Perrault's employment with the Corporation at age 55. The figures, respec-tively, are as follows: Mr. Perrault - $5,850, $5,850, and $137,312; Mr. DeShaw - $4,676 and $2,293; Mr. Kelly - $4,646 and $3,600; Mr. Walters - 0
    and Mr. O'Brien - $6,173.

                       OPTION GRANTS IN LAST FISCAL YEAR

There were no options granted to any of the five listed executives during 1997.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

The following table provides information on the value realized on options ex-ercised and outstanding options held by the Executive Officers named in the Summary Compensation Table, and their year-end value.

(a)       (b)          (c)      (d)                       (e)
          Shares                Number of Unexercised     Value of Unexercised In-
          Acquired on  Value    Options at                The Money Options at
Name      Exercise (#) Realized Fiscal Year-End (#)       Fiscal Year-End ($)
--------  ------------ -------- ------------------------- -------------------------
                                Exercisable Unexercisable Exercisable Unexercisable
                                ----------- ------------- ----------- -------------
Paul A.
Perrault     4,751     $ 92,706   73,622       125,000    $1,428,958   $1,593,500
Lawrence
W.
DeShaw        -0-        -0-      34,184         7,325    $  866,860   $  169,647
John W.
Kelly         -0-        -0-      28,080         7,325    $  706,987   $  169,647
Kirk W.
Walters       -0-        -0-       7,500         7,500    $  115,125   $  115,125
Danny H.
O'Brien      8,750     $148,890   25,434         7,325    $  610,345   $  169,647

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

The following table provides information on the EMICP awards for the Executive Officers named in the Summary Compensation Table.

                                                    Estimated Future Payouts
                                                    Under Non-Stock Price Based
                                                    Plan/1/
                                                    ---------------------------
(a)          (b)               (c)                  (d)       (e)      (f)
             Number of Shares, Performance Or
             Units Or Other    Other Period Until   Threshold Target   Maximum
Name         Rights (#)        Maturation Or Payout ($)/2/    ($)      ($)
-----------  ----------------- -------------------- --------- -------- --------
Paul A.
Perrault            N/A              3 years        $124,500  $124,500 $124,500
Lawrence W.
DeShaw              N/A              3 years        $ 56,250  $ 56,250 $ 56,250
John W.
Kelly               N/A              3 years        $ 56,250  $ 56,250 $ 56,250
Kirk W.
Walters             N/A              3 years        $ 56,250  $ 56,250 $ 56,250
Danny H.
O'Brien             N/A              3 years        $ 46,875  $ 46,875 $ 46,875

(1) Figures shown represent unearned portion of 1997 EMICP awards. Fifty per-cent of 1997 awards were earned and paid based upon 1997 Corporate profit-ability levels. The remaining portion will be earned on a schedule of 25%, 15% and 10% per year for each of the next three years contingent upon the Corporation meeting profit goals established by the Board in January of each year.
(2) Threshold payout is based on the achievement of an EPS in each of the sub-sequent three years which is at least equal to that of the previous year. If these targets are not met, minimum payment could equal $0 in any of the remaining three years.

CHANGE OF CONTROL AGREEMENTS

The Corporation has entered into severance agreements with Mr. Perrault as well as Messrs. DeShaw, Kelly, Walters, and O'Brien. These agreements are triggered by a change of control and subsequent termination of employment un-der certain circumstances. Payments are equal to a multiple of annual salary. For Mr. Perrault, such payments would equal 2.99 times annual salary, and for Messrs. DeShaw, Kelly, Walters, and O'Brien, 1.5, 1.99, 1.5, and 1.5 times, respectively.

CHITTENDEN CORPORATION RETIREMENT PLANS

Substantially all full-time employees of Chittenden Bank who are age 21 with one year of service participate in the Chittenden Pension Account Plan (the "Pension Plan"), a defined benefit pension plan intended to qualify under Sec-tion 401(a) of the Internal Revenue Code (the "Code"). The Retirement plan is a cash balance plan in which each participant's benefit is determined based on annual pay credits and interest credits made to each participant's notional account.

 Pay credits range from 2.5% to 11.0% of compensation up to the Wage Base and from 5.0% to 16.0% of compensation over the Wage Base, depending on the par-ticipant's age and length of service with the Company. Participants whose age plus service as of December 31, 1995 equaled 70 or more are eligible for an additional pay credit of 8.0% of compensation for plan years worked between 1996 and 2005. Compensation refers to pension eligible earnings of the partic-ipant under the Pension Plan including the entire amount of salaries, wages, overtime pay, commissions, bonuses, pre-tax deferrals, and similar payments reported on Form W-2, excluding employer contributions to this or any other benefit plan, severance amounts, and taxable income attributed to stock op-tions. Compensation under this plan is limited to $160,000 for 1997 (as in-dexed under Section 401(a)(17) of the Code.)

 Interest credits are based on the notional account balance on the last day of the prior plan year and the plan's interest credit rate. For the qualified plan, this interest credit rate equals the average 12-month Treasury Bill rate during December of the preceding plan year plus 0.5%, subject to a 5.0% mini-mum and a 8.0% maximum rate.

 No pay or interest credits were granted under the plan for periods of employ-ment prior to January 1, 1996. Benefits accrued as of December 31, 1995 under the prior formula were converted to an opening account balance. Service is calculated from date of hire for purposes of determining the level of pay credit for the plan year. The normal retirement age under the plan is age 65. Benefits are computed on a straight life basis. Participants under this plan are entitled to a minimum benefit equal to the amount accrued under the prior plan formula as of December 31, 1995.

 In addition, Chittenden maintains a non-qualified, supplemental plan which provides benefits that would be paid by the Pension plan except for limita-tions on pay and benefit amounts currently imposed by the Code. For the non-qualified supplemental plan, the interest credit rate equals Chittenden's av-erage yield on earning assets or the equivalent earnings of an investment in Chittenden Corporation stock, at the annual election of each participant.

 The estimated annual benefits payable from the Pension plan and Supplemental plan to Mr. Perrault, Mr. DeShaw, Mr. Kelly, Mr. O'Brien, and Mr. Walters, upon normal retirement age are $198,000, $129,000, $80,000, $72,000, and
$55,000, respectively. As of December 31, 1997, Mr. Perrault, Mr. DeShaw, Mr. Kelly, Mr. O'Brien, and Mr. Walters had 7, 27, 7, 10, and 1 year(s) of cred-ited service, respectively, under the Pension Plan.

STOCK PERFORMANCE GRAPH

In defining an appropriate peer group, publicly traded stocks of similar sized banking companies operating in Chittenden's general trading area were selected. The group consists of 18 New England-based institutions.

                            CHITTENDEN CORPORATION

                           TOTALL RETURN PERFORMANCE

                            [GRAPHIC APPEARS HERE]


                                                    Period Ending
                               ------------------------------------------------------------------------
Index                           12/31/92      12/31/93     12/31/94    12/31/95    12/31/96    12/31/97
-------------------------------------------------------------------------------------------------------
Chittenden Corporation            100.00        146.36       168.01      330.97      317.55      606.70
S&P 500 Index                     100.00        110.02       111.51      153.26      188.36      251.12
KBW New England Bank Index        100.00        133.51       134.40      209.77      289.74      498.12


BASE = 12/31/92
* ASSUMES ALL DIVIDENDS ARE REINVESTED

INTERESTS IN CERTAIN TRANSACTIONS

The Corporation's officers, its Directors and their associates have had, and can be expected to have in the future, financial transactions with the Bank. As of December 31, 1997, the aggregate of loans by the Bank outstanding to the Corporation's officers, Directors and their associates amounted to $1,773,801.

 During 1997, loans by the Bank to their officers and Directors, and their as-sociates, and to the officers and Directors of the Corporation, and their asso-ciates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

 Material transactions during 1997 between the Bank's and the Corporation's officers, its Directors, and their associates occurred in the ordinary course of business and were on terms equivalent to those prevailing at the time for comparable transactions with other, unrelated persons.

AVAILABILITY OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Corporation, in accordance with the recommenda-tion of its Audit Committee, none of whom is an employee of the Corporation, appointed Arthur Andersen LLP as independent public accountants of the Corpo-ration for the year ending December 31, 1997. The Corporation was advised by Arthur Andersen LLP that neither the firm nor any of their associates has any relationship with the Corporation or any affiliate of the Corporation. Arthur Andersen LLP will have a representative at the meeting who will have an oppor-tunity to make a statement and will be available to respond to appropriate questions.

 During 1997, Arthur Andersen LLP examined the consolidated financial state-ments of the Corporation and its subsidiaries, provided other audit services to the Corporation and to certain of its subsidiaries in connection with Secu-rities and Exchange Commission filings of periodic financial statements. In addition, Arthur Andersen LLP provided tax and consulting services to the Cor-poration and certain of its subsidiaries.

1998 DIRECTORS' OMNIBUS LONG-TERM INCENTIVE PLAN

(Item 2 on Proxy Card)

The Chittenden Corporation 1998 Directors' Omnibus Long-Term Incentive Plan (the "Plan") has been established to promote the interests of the stockholders as well as the Corporation by enhancing the Corporation's ability to retain and attract the services of talented and qualified Directors by increasing their ownership position in the Corporation. The Plan is reproduced in its en-tirety and is attached to this Proxy as Exhibit A.

 All non-employee Directors (approximately ten people) will be eligible to be-come participants in the Plan on such basis as may be determined by the Corporations's Executive Committee (the "Committee") who will have full power to interpret and administer the Plan.

 Subject to the terms of the Plan, the Committee shall have full power to: (i) designate participants; (ii) determine the type or types of Awards to be granted to each participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether Awards may be settled or exercised in cash, Shares or other securities; (vi) determine whether, to what extent, and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder or the Committee; (vii) interpret and administer the Plan and any Award made under the Plan; (viii) establish, amend, suspend or waive rules and regulations as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

 Overall, there shall be 100,000 shares available for granting Awards under the Plan. Individual Awards shall not exceed 10,000 shares per participant per year.

 The Committee will be authorized to grant Options to participants with the following terms and conditions and with such additional terms and conditions as the Committee deems appropriate:

  (I) Exercise Price. The purchase price per Share under an Option shall be determined by the Committee; provided, however, that the purchase price shall not be less than Fair Market Value of a Share on the date of grant of such Option.

  (II) Option Term. The term of each Option shall be fixed by the Committee, but in no event may exceed ten years.

  (III) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which payment of the exercise price may be made.

  (IV) Forfeiture. The Committee may provide for the circumstances in which an unexercised Option will be forfeited. Unless otherwise provided in the option agreement with a Director, an unexercised Option shall be forfeited one year after termination of Board service (as determined under criteria established by the Committee) for any reason.

 The Committee will be authorized to grant Awards of Restricted Stock or Shares free of any restrictions.

 The Corporation's Board of Directors cannot revoke existing Awards without the participant's consent.

 The Plan shall be effective as of the date of its approval by the Corpora-tion's stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE 1998 DIRECTORS' OMNIBUS LONG-TERM INCENTIVE PLAN.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order to be included in the Corporation's proxy statement and proxy card for the 1999 annual meeting, proposals which stockholders intend to present at that meeting must be submitted in writing to the Secretary of the Corporation on or before November 6, 1998.

OTHER BUSINESS

The Board of Directors of the Corporation knows of no other matters which may come before the meeting. However, if any other business should properly come before the meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of the Board of Direc-tors.

                                                                      EXHIBIT A

CHITTENDEN CORPORATION
1998 DIRECTORS' OMNIBUS LONG-TERM INCENTIVE PLAN

I.PURPOSE

The Chittenden Corporation 1998 Directors' Omnibus Long-Term Incentive Plan (the "Plan") has been established to promote the interests of the shareholders as well as the Company by enhancing the Company's ability to retain and at-tract the services of talented and qualified Directors by increasing their ownership position in the Company.

For purposes of the Plan, unless otherwise indicated, the term "Company" shall mean Chittenden Corporation.

II.ELIGIBILITY

All non-employee Directors will be immediately eligible to become participants in the Plan upon the Effective Date as described in Section IX.

III.EXECUTIVE COMMITTEE

The Plan shall be administered by a Committee of the Board of Directors which shall be known as the Executive Committee (the "Committee"). The Committee shall have full power to interpret and administer the Plan. It may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

All persons designated as members of the Committee shall be non-employee di-rectors of the Company within the meaning of Rule 16b-3 of the Securities Ex-change Act of 1934.

IV.DEFINITIONS

  As used in the Plan, the following terms shall have the meanings set forth below:

  (a) "Plan" means the Chittenden Corporation 1998 Directors' Omnibus Long-Term Incentive Plan.

  (b) "Company" means Chittenden Corporation.

  (c) "Board" means the Board of Directors of the Company.

  (d) "Committee" means the Executive Committee appointed by the Board.

  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (f) "Non-Qualified Stock Option" means a stock option grant of shares that allows the Company to receive a tax deduction for the amount the indi-vidual recognizes as taxable ordinary income in the year the individ-ual is taxed; and the individual is subject to withholding on such taxes.

  (g) "Stock Option" means a Non-Qualified Stock Option.

  (h) "Share" means one share of the Company's Common Stock.

  (i) "Restricted Stock" means Shares granted to a Director under Section VII.(B) of the Plan.

  (j) "Share Grant" means the grant of a Share without restrictions.

  (k) "Award" shall mean any Stock Option, Share Grant or Restricted Stock granted under the Plan.

  (l) "Fair Market Value" shall mean the fair market value of shares or other securities as shall be established by the Committee.

V.ADMINISTRATION OF PLAN

The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have full power to: (i) designate participants; (ii) determine the type or types of Awards to be granted to each participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether Awards may be settled or exercised in cash, Shares or other securities; (vi) deter-mine whether, to what extent, and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder or the Committee; (vii) interpret and admin-ister the Plan and any Award made under the Plan; (viii) establish, amend, suspend or waive rules and regulations as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

VI.SHARES AVAILABLE FOR AWARD

Unless otherwise determined by the Committee, the amounts of any dividend equivalents or interest determined by the Committee to be payable with respect to any Awards shall not be counted against the aggregate number of shares available for granting Awards under the Plan.

Overall, the number of Shares available for granting Awards under the Plan during the term of the Plan shall be 100,000 shares.

Individual Awards granted under this Plan shall not exceed 10,000 shares per participant per year.

The number of Shares covered by the Award shall be counted on the date of grant against the aggregate number of Shares available for granting Awards un-der the Plan. Any Shares associated with a Non-Qualified Stock Option that is forfeited or expires without having been exercised or Shares associated with Restricted Stock that is forfeited shall be added back to the overall number of Shares available for granting Awards under this Plan.

VII.AWARDS

  (a) Options. The Committee is hereby authorized to grant Options to par-ticipants with the following terms and conditions and with such addi-tional terms and conditions as the Committee deems appropriate:

    (i) Exercise Price. The purchase price per Share under an Option shall be determined by the Committee; provided, however, that the purchase price shall not be less than Fair Market Value of a Share on the date of grant of such Option.

    (ii) Option Term. The term of each Option shall be fixed by the Com-mittee, but in no event may exceed ten years (see (D)(V) below).

    (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which payment of the ex-ercise price may be made.

    (iv) Forfeiture. The Committee may provide for the circumstances in which an unexercised Option will be forfeited. Unless otherwise provided in the option agreement with a Director, an unexercised Option shall be forfeited one year after termination of Board service (as determined under criteria established by the Commit-tee) for any reason.

  (b) Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to participants.

    (i) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, any limita-tion on the right to vote a Share of Restricted Stock or the right to receive any dividend). Restrictions may lapse separately or in combination, in such installments or otherwise, as the Com-mittee may deem appropriate.

    (ii) Forfeiture. Upon termination of board service (as determined un-der criteria established by the Committee) for any reason, ex-cept for death or total and permanent disability, during the ap-plicable restriction period, all Shares of Restricted Stock sub-ject to restriction shall be forfeited and reacquired by the Company.

  (c) Share Grants. The Committee is hereby authorized to grant awards of Shares that are immediately nonforfeitable and free of any restric-tions (except those deemed necessary to comply with Federal or state securities laws or exchange requirements as described in section
      (D)(VI) below).


  (d) General.

    (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

    (ii) Awards May be Granted Separately or Together. Awards may, at the discretion of the Committee, be granted either alone or in addi-tion to or in tandem with any other Awards under any other plan of the Company.

    (iii) Forms of Payment under Awards. Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities and other Awards.

    (iv) Limits on Transfer of Awards. No Award (other than Shares as to which restrictions have lapsed), and no right under any such Awards, shall be assignable, alienable, saleable or transferable by a participant otherwise than by will or by the laws of de-scent and distribution (or, in the case of an Award of Re-stricted Stock, to the Company); provided, however, that, if so determined by the Committee, a participant may, in the manner established by the Committee, designate a beneficiary or benefi-ciaries to exercise the rights of the participant, and to re-ceive any property distributable, with respect to any Award upon the death of the participant.

    (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Stock Option exceed a period of ten years from the date of its grant.

    (vi) Share Certificates. All certificates for Shares or other securi-ties delivered under the Plan pursuant to any Award or the exer-cise of a Stock Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advis-able under the Plan or the rules, regulations, and other re-quirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restric-tions.

VIII.AMENDMENT AND TERMINATION

The Board of Directors of the Company cannot revoke existing Awards without the participant's consent.

IX.EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

X.CHANGE IN CONTROL

For purposes of this Plan, a Change in Control shall be deemed to have oc-curred upon the first to occur of the following events:

  (i) Any "Person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")
      (other than the Company or any corporation owned, directly or indirect-ly, by the stockholders of the Company in substantially the same pro-portions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
      Act), directly or indirectly, of securities of the Company represent-ing more than 25% of the number of the Company's then outstanding se-curities;

  (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sub-section (I), (III) or (IV) of this Section X) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previ-ously so approved, cease by any reason to constitute at least one half thereof;

  (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or con-solidation which would result in the voting securities of the Com-pany outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting se-curities of the surviving entity) more than 60% of the number of outstanding securities of the Company or such surviving entity out-standing immediately after such merger or consolidation; or

  (iv) The stockholders of the Company approve a plan of complete liquida-tion of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

XI.TERM OF THE PLAN

No Award shall be granted under the Plan five years after Effective Date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

Dated: December 17, 1997
/s/ F. Sheldon Prentice

F. Sheldon Prentice,
Senior Vice President,
General Counsel & Secretary

A copy of the Corporation's Annual Report for 1997 (on Form 10-K), as filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, will be furnished free of charge to beneficial owners of the Corporation's stock upon written request to:

 F. Sheldon Prentice, Secretary
 Eugenie J. Fortin, Assistant Secretary
 Chittenden Corporation
 P.O. Box 820
 Burlington, Vermont 05402-0820

Any person requesting a copy of the report must set forth in his/her written request a good faith representation that he/she was in fact a beneficial owner of stock of the Corporation on the record date for the annual meeting.


IT TAKES ONE MINUTE TO FILL OUT THE PROXY CARD. PLEASE HELP ASSURE THAT THERE WILL BE A QUORUM AT THE ANNUAL MEETING BY RETURNING YOUR PROXY.

                                  DETACH HERE

CHITTENDEN CORPORATION
                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Dear Shareholder:

Please take note of the Important Information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

CHITTENDEN CORPORATION

                                     PROXY

                            CHITTENDEN CORPORATION

               Two Burlington Square, Burlington, Vermont 05401

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Driscoll, Philip A. Kolvoord and James C. Pizzagalli as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Chittenden Corporation held of record by the undersigned on February 27, 1998 at the annual meeting of stockholders to be held on April 15, 1998 or any adjournment thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                 CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE
                                                                     SEE REVERSE
                                                                         SIDE

                                 DETACH HERE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

Management recommends a vote FOR proposals 1 and 2. Information about these
                             ---
proposals is contained in the accompanying Proxy Statement.



1.      ELECTION OF DIRECTORS

        Nominees:       Frederic H. Bertrand, David M. Boardman,
                        Pall D. Spera, Martel D. Wilson, Jr.

                        [ ] FOR ALL NOMINEES    [ ] WITHHELD FROM ALL NOMINEES

                        [ ]
                           --------------------------------------
                           For all nominees except as noted above



2.      RATIFICATION OF THE 1998 DIRECTORS' OMNIBUS LONG-TERM INCENTIVE PLAN.

            FOR                     AGAINST                         ABSTAIN
            [ ]                       [ ]                             [ ]


        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]



Signature:                         Date:
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Signature:                         Date:
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